A M E N D M E N T

              TO SUB-INVESTMENT MANAGEMENT AGREEMENT ("AGREEMENT")
                  BETWEEN THE PRUDENTIAL INVESTMENT CORPORATION
                             ("INVESTMENT MANAGER")
                                       AND
           PRICOA ASSET MANAGEMENT LIMITED ("SUB-INVESTMENT MANAGER")

This Amendment to the Agreement dated September 30, 1997, is dated August 10, 1998, and effective as of May 26, 1998.

      WHEREAS, the parties have agreed that the Sub-Investment Manager will provide investment advisory services to Investment Manager in respect of the registered investment companies established under the Investment Company Act of 1940, the investment companies organized under the laws of the Grand Duchy of Luxembourg, managed advisory accounts and the insurance company general accounts, listed on Schedule A;

      NOW THEREFORE, it is agreed as follows:

      1. Section 5 of the Agreement is hereby amended to read as follows:

      CUSTODY OF MONEY AND INVESTMENTS AND SETTLEMENT PROCEDURES. Investment Manager shall appoint a custodian or custodians for the Client Accounts ("the Custodian") and will establish the Client Accounts by paying or delivering to the Custodian such cash sum or securities holdings as may be agreed. The initial composition and value of the Client Accounts will be as set out in Schedule C annexed to this Agreement.

      The Client Accounts shall be accounted for, and will be valued, in the Client Account's currency. Sub-Investment Manager may, at its discretion, buy and sell other currencies on behalf of Investment Manager if this is required for the efficient management of the Client Accounts.

      In respect of Sub-Investment Manager's equity operations, Investment Manager's Equity Operations Department is responsible for issuing settlement instructions to the Custodian and Sub-Investment Manager has no authority to issue such instructions.

      In respect of Sub-Investment Manager's equity operations, Investment Manager will instruct the Custodian duly to settle all transactions in accordance with Investment Manager's Equity Operations Department's instructions, to deal with all stock benefits as directed by Investment Manager's Equity Operations Department and to deliver to Investment Manager's Equity Operations Department on such basis as may be agreed detailed statements of Investment Manager's securities and cash accounts.

      In respect of Sub-Investment Manager's bond operations, Sub-Investment Manager is responsible for issuing settlement instructions to the Custodian. However, Sub-Investment Manager shall not be responsible for issuing settlement instructions to the Custodian with respect to the GFI accounts listed on Schedule A. The Investment Manager shall have settlement responsibilities for such accounts. When applicable, Investment Manager will instruct the Custodian duly to settle all transactions in accordance with Sub-Investment Manager's instructions, to deal with all stock benefits as directed by Sub-Investment Manager and to deliver to Sub-Investment Manger on such basis as may be agreed detailed statements of Investment Manager's securities and cash accounts.

      The Custodian is the custodian of the Client Accounts for Investment Manager and not for Sub-Investment Manager and, accordingly, Sub-Investment Manager cannot accept responsibility for any default on the part of the Custodian or any nominee or agent for it. Investment Manager shall be responsible for the fees and charges of the Custodian.

      The Custodian shall duly settle every transaction not closed out by Sub-Investment Manager hereunder by its settlement date and shall deal with stock benefits. Sub-Investment Manager's responsibility shall be limited to the issue (or procuring the issue) to the Custodian of delivery, payment or other investment instructions in respect of Sub-Investment Manager's bond operations.

      Investment Manager shall forthwith settle all transactions not settled by the Custodian or closed out by Sub-Investment Manager. Sub-Investment Manager shall be entitled to close out any such transaction not so settled or which Sub-Investment Manager reasonably believes will or may not be duly settled; all losses shall be for Investment Manager's account and all costs Sub-Investment Manager incurs shall be debited to the Client Accounts. Sub-Investment Manager's obligations are limited to those expressly provided for herein and, in particular, Sub-Investment Manager shall have no responsibility for the settlement of any transaction (including, for the avoidance of doubt, the payment of any margin).

      Investment Manager may at any time deliver or transfer further investments or funds to the Custodian for credit to the Client Accounts and shall notify, or cause the Custodian to notify, Sub-Investment Manager accordingly. Investment Manager agrees that it will not withdraw any investments or money from the Client Accounts without prior notification to Sub-Investment Manager. Unless Investment Manager notifies Sub-Investment Manager otherwise, Sub-Investment Manager shall direct the cash investments acquired under any transaction entered into by Sub-Investment Manager hereunder to be delivered to (and any transfer form to be executed in favor of) the Custodian.

      Sub-Investment Manager shall not hold the Client Accounts nor be entitled to call for delivery of the Client Accounts to itself; accordingly, Sub-Investment Manager will not itself hold money on behalf of Investment Manager nor be the registered holder of any of Investment Manager's Investments.

      2. Section 8 of the Agreement is hereby amended to read as follows:

      REPORTS. In respect of Sub-Investment Manager's bond operations, Sub-Investment Manager shall promptly review any custodian's periodic statements of account for investments in the Client Accounts, reconcile any differences, and certify the correctness of the statements of account, as reconciled, to Investment Manager. With respect to the GFI accounts listed on Schedule A, Sub-Investment Manager will not be responsible for said reports. The Investment Manager shall have reporting responsibilities for such accounts.

      In respect of Sub-Investment Manager's equity operations, Sub-Investment Manager will not have any responsibility for the reconciliation of investments in the Client Accounts with any custodian's periodic statements, such responsibility lying with Investment Manager's Equity Operations Department.

      Sub-Investment Manager shall not be responsible for preparing valuations of the Clients Accounts. Sub-Investment Manager will provide to Investment Manager such advice or information as it may reasonably require for the purpose of preparing statements and calculating the value of the Client Accounts. Sub-Investment Manager will also provide Investment Manager with periodic reviews and analysis of the Client Accounts and any other reports and information that Investment Manager may reasonably require. Investment Manager hereby confirms that it does not want Sub-Investment Manager to send Investment Manager periodic statements as defined by IMRO Rules.

      Sub-Investment Manager will arrange for Investment Manager to receive promptly copies of confirmation slips and any contract notes relating to each transaction effected for the Client Accounts directly from the agents executing those transactions.

      3. Schedules A and B to the Agreement are hereby amended and substituted by the attached Schedules A and B, respectively:

      IN WITNESS WHEREOF, the parties have caused this Amendment to be signed as of the date indicated above.



THE PRUDENTIAL INVESTMENT CORPORATION

BY:    /s/ Jonathan M. Greene
       ----------------------
NAME:  Jonathan M. Greene
       ----------------------

TITLE: Senior Vice President
       ----------------------


PRICOA ASSET MANAGMENT LIMITED

BY:    /s/ Peter Spencer
       ----------------------
NAME:  Peter Spencer
       ----------------------

TITLE: Director
       ----------------------


BY:    /s/ Jean-Yves Chereau
       ----------------------
NAME:  Jean-Yves Chereau
       ----------------------

TITLE: Director
       ----------------------

                              SCHEDULE A (AMENDED)

              TO THE SUB-INVESTMENT MANAGEMENT AGREEMENT BETWEEN
                   THE PRUDENTIAL INVESTMENT CORPORATION AND
                         PRICOA ASSET MANAGEMENT LIMITED

                            SCHEDULE OF REMUNERATION

            LIST OF FUNDS                                     ANNUAL FEE

BOND FUNDS  *Prudential International Bond Fund, Inc.
            (formerly The Global Government Plus Fund, Inc.)  Cost + 5% of cost

            *The Global Total Return Fund, Inc.               Cost + 5% of cost

            *Prudential Intermediate Global Income Fund, Inc. Cost + 5% of cost

            *Prudential Global Limited Maturity Fund, Inc.    Cost + 5% of cost

            * PRICOA Worldwide Investors Portfolio
            - Global Bond Fund                                30 basis points

            *PRICOA Worldwide Investors Portfolio
            - Emerging Markets Fixed Income Fund              30 basis points

            + Swire Pacific Foreign Bond Portfolio            Cost + 5% of cost

            + Swire Pacific Domestic Bond Portfolio           Cost + 5% of cost

            + John Swire Foreign Bond Portfolio               Cost + 5% of cost

            + John Swire Domestic Bond Portfolio              Cost + 5% of cost

            + Cathay Pacific Foreign Bond Portfolio           Cost + 5% of cost

            + Cathay Pacific Domestic Bond Portfolio          Cost + 5% of cost

            + HAECO Foreign Bond Portfolio                    Cost + 5% of cost

            + HAECO Domestic Bond Portfolio                   Cost + 5% of cost

            + HAECO Expatriot Foreign Bond Portfolio          Cost + 5% of cost

            + HAECO Expatriot Domestic Bond Portfolio         Cost + 5% of cost

            + Prudential Trust Foreign                        Cost + 5% of cost

            + Prudential Trust  Global Bond                   Cost + 5% of cost

            + Prudential Trust Currency Hedged International  Cost + 5% of cost

            + Bell Atlantic Global Yield                      Cost + 5% of cost

            + Global Income Fund (FCP)                        Cost + 5% of cost

            + American National Can Bond                      Cost + 5% of cost

            + General Global Development                      Cost + 5% of cost

            + Arkansas Public Employees Retirement Scheme     Cost + 5% of cost

MONEY
MARKET
FUNDS       * PRICOA Money Market Portfolio,
              Deutsche Mark Series                            Cost + 5% of cost

            * PRICOA Money Market Portfolio,
              Pound Sterling Series                           Cost + 5% of cost

EQUITY
FUNDS       o Prudential General Account:

              European Portion of the Small Cap Account       Cost + 5% of cost

              European Small Cap Account                      Cost + 5% of cost

              European Large Cap Account                      Cost + 5% of cost

              European Portion of the Global Small Cap        Cost + 5% of cost
              Account

            o Prudential Group Trust Account (Pru Plan)

              European Portion of International Large Cap
              Account                                         Cost + 5% of cost

              European Portion of International Small Cap
              Account                                         Cost + 5% of cost

            o TOLI GLOBAL-Roche Retiree Welfare Investment
              Trust                                           Cost + 5% of cost

            o Prudential  Global Genesis Fund, Inc.           Cost + 5% of cost

            o Prudential Europe Growth Fund, Inc.             Cost + 5% of cost

            o PRICOA World Wide Investors Portfolio,
              European Growth Fund                            55 basis points

            o PRICOA  Worldwide  Investors  Portfolio,
              Global Small Companies Fund                     55 basis points(1)

--------------------------------------------------------------------------------
1. The fee payable for each quarter is calculated at the above rates on the average funds under management during the quarter.

2. Sub-Investment Manager will invoice Investment Manager at the end of each quarter for actual fees due as calculated in accordance with 1 above and invoices will be payable within 30 days of invoice date.

3. Investment Manager will undertake to use best endeavors to prepay each quarter's estimated fees at the beginning of the relevant quarter (1 January, 1 April, 1 July, 1 October)

4. Fees are calculated pro-rata where funds are not managed for the full term of a calendar quarter.


This amended schedule is deemed to be effective as of January 1, 1998.


FOR THE PRUDENTIAL INVESTMENT CORPORATION

By: /s/ Jonathan M. Greene

Date: August 10, 1998

FOR PRICOA ASSET MANAGEMENT LIMITED


Director: /s/ Peter Spencer       Director: /s/ Jean-Yves Chereau
         ------------------                ----------------------
Date: August 10, 1998             Date: August 10, 1998
     ----------------------             -------------------------

--------
1 * = denotes PMFIM London Accounts
  + = denotes GFI London Accounts
  o = denotes Global Equities London Accounts

                                   SCHEDULE B

               TO THE SUB-INVESTMENT MANAGEMENT AGREEMENT BETWEEN
                    THE PRUDENTIAL INVESTMENT CORPORATION AND
                           PRICOA ASSET MANAGEMENT LTD

                    INVESTMENT GUIDELINES FOR CLIENT ACCOUNTS

      The investment guidelines for the following Prudential Mutual Funds are as set out in each fund's statutory documentation:

PRUDENTIAL INTERNATIONAL BOND FUND, INC. (formerly, The Global Government Plus Fund, Inc.)

      The Fund's investment objective is to seek total return, the components of which are current income and capital appreciation. The Fund attempts to achieve its objective by investing primarily in debt securities issued or guaranteed by governments, semi-government entities, governmental agencies, supranational entities and other governmental entities in the United States and in other countries and denominated in the currencies of such countries.

      The Fund's detailed investment polices and investment restrictions are set out in the Fund's Prospectus and the Fund's Statement of Additional Information, as they may be amended from time to time.

THE GLOBAL TOTAL RETURN FUND, INC.

      The Fund's investment objective is to seek total return, the components of which are current income and capital appreciation. The Fund attempts to achieve its objective by investing, under normal circumstances, at least 65% of its total assets in governmental (including supranational), semi-governmental or government agency debt securities or in short-term bank debt securities or deposits in the United States and in foreign countries denominated in US dollars or in foreign currencies, including debt securities issued or guaranteed by the US Government and foreign governments, their agencies, authorities or instrumentalities. The remainder is generally invested in corporate debt securities or longer term bank debt securities.

      The Fund will invest primarily in investment grade securities or in non-rated securities determined by the Fund's investment adviser to be of equivalent quality. The Fund may invest up to 10% of its total assets in debt securities rated below investment grade, with a minimum rating of B, by either S&P or Moody's or by another NRSRO, or, if unrated, are deemed to be of equivalent quality by the investment adviser.

      The Fund's detailed investment policies and investment restrictions are set out in the Fund's Prospectus, as it may be amended from time to time.

PRUDENTIAL INTERMEDIATE GLOBAL INCOME FUND, INC.

      The Fund's objective is to seek to maximize total return, the components of which are current income and capital appreciation. The Fund will attempt to achieve its objective by investing primarily in obligations issued or guaranteed by the US Government, its agencies, authorities or instrumentalities and in obligations issued or guaranteed by certain foreign governments, quasi-governmental entities, governmental agencies, supranational entities or any of their political subdivisions or instrumentalities. The Fund will invest primarily in investment grade securities or in non-rated securities determined by the Fund's investment adviser to be of equivalent quality. The Fund may invest up to 10% of its total assets in debt securities rated below investment grade, with a minimum rating of B, by either S&P or Moody's or by another NRSRO, or if unrated, are deemed to be of equivalent quality by the investment adviser.

      The Fund's detailed investment policies and investment restrictions are set out in the Fund's Prospectus and the Fund's Statement of Additional Information, as they may be amended from time to time.

PRUDENTIAL GLOBAL LIMITED MATURITY FUND, INC.

      The Fund's investment objective is to maximize total return, the components of which are current income and capital appreciation. The Fund seeks to achieve its objective by investing primarily in a portfolio of debt securities denominated in the US dollar and a range of foreign currencies. The Fund will maintain a weighted average maturity of more than 2, but less than 5, years with the maturity for any individual security generally not exceeding 10 years. The Fund may also invest up to 20% of its total assets in debt securities rated below investment grade, with a minimum rating of B, by either S&P or Moody's or by another NRSRO, or, if unrated, are deemed to be of equivalent quality by the investment adviser.

      The Fund's detailed investment policies and investment restrictions are set out in the Fund's Prospectus and the Fund's Statement of Additional Information, as they may be amended from time to time.

PRICOA WORLDWIDE INVESTORS PORTFOLIO, GLOBAL BOND FUND

      The Fund's investment objective is to seek total return, the components of which are current income and capital appreciation. The Fund seeks to achieve its investment objective by investing primarily in investment grade bonds issued by governments and corporations with varying maturities. It may also have limited exposure to non-investment grade issues from emerging markets.

      The Fund's detailed investment policies and investment restrictions are set out in the Fund's Prospectus, as it may be amended from time to time.

PRICOA WORLDWIDE INVESTORS PORTFOLIO, EUROPEAN GROWTH FUND

      The Fund's investment objective is long-term growth of capital through investment in a portfolio of transferable equity and debt securities of companies domiciled in Europe.

      The Fund's detailed investment policies and investment restrictions are set out in the Fund's Prospectus, as it may be amended from time to time.

PRICOA WORLDWIDE INVESTORS PORTFOLIO, EMERGING MARKETS FIXED INCOME FUND

      The Fund's investment objective is high current income with capital appreciation as a secondary objective. The Fund seeks to achieve these objectives primarily through investment in a portfolio of transferable debt securities of issuers in emerging markets throughout the world. The Fund will seek to take advantage of the significant potential of emerging economies by investing in high yielding debt securities and other instruments issued by governments and corporations in these developing markets.

      The Fund's detailed investment policies and investment restrictions are set out in the Fund's prospectus as amended from time to time.

PRICOA WORLDWIDE INVESTORS PORTFOLIO, GLOBAL SMALL COMPANIES FUND

      The Fund's investment objective is long-term growth of capital. The Fund seeks to achieve this objective by investing primarily in transferable equity securities (common stocks, securities convertible into common stocks and preferred stocks) of corporations around the world with market capitalizations of less than USD 1.5 billion (or equivalent in other currencies), measured at the time of initial purchase. The Fund will not invest more than 10% of its net assets in securities not listed on a stock exchange or dealt in on another regulated market. Investment income is of incidental importance and the Fund may invest in securities which do not produce any income.

      The Fund's detailed investment policies and investment restrictions are set out in the Fund's prospectus as amended from time to time.

PRICOA MONEY MARKET PORTFOLIO

      The Fund's investment objective is to provide the highest level of current income in each designated currency consistent with safety of principal. Each Series seeks to achieve this objective by investing in a portfolio of high quality money market instruments and short-term debt obligations having a maturity of one year or less denominated (1) in the designated currency of the Series or (2) in US dollars (or other currencies) in combination with forward currency exchange contracts to purchase matching amounts of the designated currency.

      The Fund's detailed investment policies and investment restrictions are set out in the Fund's Prospectus, as it may be amended from time to time.

PRUDENTIAL GLOBAL GENESIS FUND, INC.

      The Fund's investment objective is long-term growth of capital. The Fund seeks to achieve its investment objective by investing primarily in common stocks, common stock equivalents (such as warrants and convertible debt securities) and other equity securities (including preferred stocks) of smaller foreign and domestic companies. Under normal circumstances, the Fund will invest 65% of its total assets in such securities.

      The Fund's detailed investment policies and investment restrictions are set out in the Fund's Prospectus and the Fund's Statement of Additional Information, as they may be amended from time to time.

PRUDENTIAL EUROPE GROWTH FUND, INC.

      The Fund's investment objective is to seek long-term growth of capital. The Fund attempts to achieve this objective by investing primarily in equity securities (common stock, securities convertible into common stock and preferred stock) of companies domiciled in Europe.

      The Fund's detailed investment policies and investment restrictions are set out in the Fund's Prospectus and the Fund's Statement of Additional Information, as they may be amended from time to time.

The investment guidelines for the remaining funds are as follows:

GLOBAL FIXED INCOME STRATEGY

      The Global Fixed Income strategy is designed to provide the investor the best opportunities worldwide. The objective is to outperform the Salomon Smith Barney World Government Bond Index by investing in countries around the world, including the United States. The strategy focuses on maximizing total return through active management of currency and bond market exposures and duration, and selective use of yield enhancing security selection strategies.

Accounts:

Pru Trust Global,

Global Income Fund
Cathay Pacific
Swire Pacific
John Swire
HAECO Local
HAECO Expatriate

NON-U.S. FIXED INCOME STRATEGY

      The Non-US Fixed Income Strategy focuses on capturing opportunities outside the US through non-dollar bond and currency exposure. Value is added through active bond, currency and duration management from a non-domestic bond universe. The objective is to outperform the Salomon Smith Barney Non-US Dollar World Government Bond Index.

Accounts:

Pru Trust Foreign

NON-US HEDGED FIXED INCOME STRATEGY

      The Non-US Hedged Fixed Income strategy is for investors wanting long term non-US bond exposure with limited currency exposure. The strategy focuses on a non-dollar fully hedged benchmark, the Salomon Smith Barney Non-US Dollar Currency Hedged World Government Bond Index, by selection and management of bond market duration and exposure. Currency is managed from a hedged neutral position with hedges selectively lifted to add value.

Accounts:

Pru Trust Currency Hedged
General Developing Markets

GLOBAL SHORT TERM STRATEGY

The Global Short Term Strategy focuses on outperforming US short term market opportunities through the active management of currency and investment in short term fixed income securities.

Accounts:

Bell Atlantic Global Yield

PLEASE NOTE THE REMAINING 2 ACCOUNTS: AMERICAN NATIONAL CAN AND ARKANSAS PERS ARE 1/2 HEDGED ACCOUNTS.

PRUDENTIAL GENERAL ACCOUNT

EUROPEAN PORTION OF THE SMALL CAP ACCOUNT

1. Investments will be composed primarily of securities publicly traded in Europe.

2. Investments will be targeted in securities of small capitalization companies. (Stocks which primarily make up the lowest 20 percent of the total market capitalization of $30 million to $1.5 billion. The majority of investments to be in the stocks with market capitalization less than $750 million.)

3. No more than 10% of the portfolio will be invested in stocks larger than $1.5 billion and not represented in the Salomon Brothers Extended Market Index ("EMI").

4. No more than 10% of the portfolio will be invested in any one company at the time of purchase.

5. The portfolio will not purchase more than 10% of the issued capital of any one company.

6. Investments in cash and related instruments will not exceed 25% of the portfolio, except during initial portfolio building.

7. Currency hedging of underlying stock positions only (requires approval of Global Equities CIO). Foreign currency futures and options contracts can only be employed to hedge underlying currency exposure (i.e., up to but not more than 100% of underlying exposure to a foreign currency as measured by the value of cash plus securities held in that foreign currency).

EUROPEAN SMALL CAP ACCOUNT

1. Investments will be composed primarily of securities publicly traded in Europe.

2. Investments will be targeted in securities of small capitalization companies. (Stocks which primarily make up the lowest 20 percent of the total market capitalization of $30 million to $1.5 billion. The majority of investments to be in the stocks with market capitalization less than $750 million.)

3. No more than 10% of the portfolio will be invested in stocks larger than $1.5 billion and not represented in the Salomon Brothers Extended Market Index ("EMI").

4. No more than 10% of the portfolio will be invested in any one company at the time of purchase.

5. The portfolio will not purchase more than 10% of the issued capital of any one company.

6. Investments in cash and related instruments will not exceed 25% of the portfolio, except during portfolio building.

7. Currency hedging of underlying stock positions only (requires approval of Global Equities CIO). Foreign currency futures and options contracts can only be employed to hedge underlying currency exposure (i.e., up to but not more than 100% of underlying exposure to a foreign currency as measured by the value of cash plus securities held in that foreign currency).


EUROPEAN LARGE CAP ACCOUNT

1. Investments will be composed primarily of publicly traded securities of companies headquartered in European countries, the majority of which would also be included in the MSCI European Index.

2. The portfolio will consist of no fewer than 25 securities, and no single security will represent more than 10% of the portfolio at the time of purchase.

3. The portfolio will not purchase more than 10% of the issued capital of any one company.

4. Investments in cash and related instruments, except during the initial portfolio building period, will not exceed 15% of the portfolio.

5. The portfolio may use futures contracts, forward contracts, options and derivatives related to the underlying stock or foreign exchange markets of the countries in which they are invested, provided such instruments are used in bona fide hedging transactions.

6. Additional policies and guidelines will be established by the Portfolio Management Group.

EUROPEAN PORTION OF THE GLOBAL SMALL CAP ACCOUNT

1. Investments will be composed primarily of securities publicly traded in Europe.

2. Investments will be targeted in securities of small capitalization companies. (Stocks which primarily make up the lowest 20 percent of the total market capitalization of $30 million to $1.5 billion. The majority of investments to be in the stocks with market capitalization less than $750 million.)

3. No more than 10% of the portfolio will be invested in stocks larger than $1.5 billion and not represented in the Salomon Brothers Extended Market Index ("EMI").

4. No more than 10% of the portfolio will be invested in any one company at the time of purchase.

5. The portfolio will not purchase more than 10% of the issued capital of any one company.

6. Investments in cash and related instruments will not exceed 25% of the portfolio, except during initial portfolio building.

7. Currency hedging of underlying stock positions only (requires approval of Global Equities CIO). Foreign currency futures and options contracts can only be employed to hedge underlying currency exposure (i.e., up to but not more than 100% of underlying exposure to a foreign currency as measured by the value of cash plus securities held in that foreign currency).

PRUDENTIAL GROUP TRUST ACCOUNT (PRU PLAN)

EUROPEAN PORTION OF THE INTERNATIONAL LARGE CAP ACCOUNT

1. The investment objective will be long term capital appreciation through investment in a broadly diversified portfolio from outside the United States. The portfolio will be measured against the Morgan Stanley International "EAFE" Index.

2. Investments will be composed primarily of securities publicly traded in Europe.

3. Portfolio will be invested primarily (75%) in securities of large capitalization companies (greater than $1.5 billion).

4. No more than 10% of the portfolio will be invested in any one company at the time of purchase.

5. The portfolio will not purchase more than 10% of the issued capital of any one company.

6. Investments in cash and related instruments will not exceed 15% of the portfolio, except during initial portfolio building.

7. Currency hedging of underlying stock positions only (requires approval of Global Equities CIO).

EUROPEAN PORTION OF THE INTERNATIONAL SMALL CAP ACCOUNT

1. Investments will be composed primarily of securities publicly traded in Europe.

2. Portfolio will be primarily (70%) in securities of small capitalization companies.(Stocks which primarily make up the lowest 20 percent of the total market capitalization of $30 million to$1.5 billion. The majority of investments to be in the stocks with market capitalization less than $750 million.)

3. No more than 10% of the portfolio will be invested in stocks larger than $1.5 billion and not represented in the Salomon Brothers Extended Market Index ("EMI").

4. No more than 10% of the portfolio will be invested in any one company at the time of purchase.

5. The portfolio will not purchase more than 10% of the issued capital of any one company.

6. Investments in cash and related instruments will not exceed 15% of the portfolio, except during initial portfolio building.

7. Currency hedging of underlying stock positions only (requires approval of Global Equities CIO).

TOLI GLOBAL- ROCHE RETIREE WELFARE INVESTMENT TRUST (EUROPEAN PORTION OF THE GLOBAL ACCOUNT)

1. Investment will be composed primarily of securities publicly traded represented in the EMI as well as the stock exchanges of Mexico, Thailand, Indonesia, Philippines, Taiwan, and South Korea, as well as options and futures contracts related to those securities and convertible bonds of small capitalization companies. No options, futures, or other derivatives will add any leverage to the portfolio. Investment may also be made in cash or in the equivalents of cash or in any commingled money market account maintained by Prudential.

2. Investments will be targeted primarily (i.e. a minimum of 70% of the invested portion of the portfolio) in securities of companies which meet Global Equities definition of small capitalization companies. Throughout the world, Global

      Equities uses the largest market cap of the stocks in lowest 20% of the market capitalization, within the U. S. markets as its upper capitalization limit (currently $1.5 billion), except in Japan where Global Equities applies the 20% test separately due to currency fluctuations. (In Japan, the upper limit is currently $1.5 billion). The majority of investments to be in the stocks with market capitalization less than $750 million. Stocks which are included in the portfolio not meeting the cap size definition should normally be ones which are constituents of the EMI, except for Southeast Asia where larger traded stocks may be used.

3. No more than 7% of any regional sub-portfolio will be invested in any one company at the time of purchase; no more than 3% of the total global portfolio will be so invested.

4. The portfolio will not purchase more than 10% of the issued capital of any one company. The regional portfolios are generally kept diversified in 30 to 60 names. Industry weights are determined on a bottom up basis but monitored at the portfolio level and may cut back to limit potential sector risk.

5. Investments in cash and related instruments will not exceed 17% of the portfolio, except during initial building.

6. Currency hedging will be allowed, although it is not anticipated that Global Equities will employ an active currency overlay program. Any currency hedging must be covered by an underlying cash/stock position.

7. Within the global portfolio, none of the four regions (Japan, Southeast Asia, Europe, or North America) will be weighted at time of purchase (or allocation shift) by more than 12% of the benchmark weight or less than 12% of the benchmark weight. This 12% guideline will also apply to country weights within each regional sub-portfolio.

GENERAL

SUBJECT TO THE INVESTMENT GUIDELINES FOR THE CLIENT ACCOUNTS DESCRIBED HEREIN OR AS SUBSEQUENTLY NOTIFIED TO SUB-INVESTMENT MANAGER IN WRITING:

1. The Client Accounts may contain securities which are or were the subject of a relevant offer or issue, whether at the time Sub-Investment Manager acquires them on behalf of Investment Manager, within a period of 12 months preceding that or otherwise. For the purpose of this paragraph, a "relevant offer or issue" is an offer or issue of any securities (whether or not those securities are to be listed on the London Stock Exchange or any other recognized or designated investment exchange) which is or was sponsored, underwritten, managed or


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

      arranged, or in connection with which other services were provided, by Sub-Investment Manager or a connected person.

2. Sub-Investment Manager may not commit Investment Manager to any obligation to underwrite any issue or offer for sale of securities.

3. Sub-Investment Manager may, on behalf of Investment Manager, acquire or dispose of units in a regulated collective investment scheme, whether or not operated, managed or advised by Sub-Investment Manager or a connected person.

4. Sub-Investment Manager may enter into repo or reverse repo transactions but may not otherwise lend or borrow securities for any purpose.

5. Sub-Investment Manager is authorized by Investment Manager to deal in warrants, options (including traded options) futures or contracts for differences on behalf of Investment Manager (provided they are investments as defined herein). The limits on margins will vary as between the Client Accounts as set out in Schedule B above and the Prospectuses and Statements of Additional Information mentioned therein.

6. Where the requisite currency of settlement is not the Client Accounts Currency Sub-Investment Manager shall be entitled to use spot or forward foreign exchange contracts (and accordingly enter into them on Investment Manager's behalf) to fund the acquisition of spot or forward investments or dispose of sale proceeds in a foreign currency. Notwithstanding Sub-Investment Manager's right to do this, Investment Manager accepts that if a liability in one currency is matched by an asset in a different currency, or if any investment acquired or sold hereunder is denominated or paid for in a currency other than the Client Accounts Currency, a movement of exchange rates may be unfavorable rather than favorable, on the gain or loss otherwise experienced on the investment.



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